Filed Pursuant to Rule 424(b)(2)
Registration No. 333-221729

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
1.500% Notes due 2025	$550,000,000	99.979%	$549,884,500	$71,375.01
1.850% Notes due 2027	$650,000,000	99.901%	$649,356,500	$84,286.47
2.050% Notes due 2030	$900,000,000	99.864%	$898,776,000	$116,661.12
2.700% Notes due 2040	$750,000,000	99.722%	$747,915,000	$97,079.37
2.800% Notes due 2050	$950,000,000	99.636%	$946,542,000	$122,861.16
Total	$3,800,000,000		$3,792,474,000	$492,263.13

(1)	Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To prospectus dated November 22, 2017)

$3,800,000,000

Air Products and Chemicals, Inc.

$550,000,000 1.500% Notes due 2025

$650,000,000 1.850% Notes due 2027

$900,000,000 2.050% Notes due 2030

$750,000,000 2.700% Notes due 2040

$950,000,000 2.800% Notes due 2050

We are offering $550,000,000 aggregate principal amount of 1.500% Notes due 2025 (the “2025 Notes”), $650,000,000 aggregate principal amount of 1.850% Notes due 2027 (the “2027 Notes”), $900,000,000 aggregate principal amount of 2.050% Notes due 2030 (the “2030 Notes”), $750,000,000 aggregate principal amount of 2.700% Notes due 2040 (the “2040 Notes”), and $950,000,000 aggregate principal amount of 2.800% Notes due 2050 (the “2050 Notes” and together with the 2025 Notes, 2027 Notes, 2030 Notes and 2040 Notes, the “Notes”). The 2025 Notes will mature on October 15, 2025, the 2027 Notes will mature on May 15, 2027, the 2030 Notes will mature on May 15, 2030, the 2040 Notes will mature on May 15, 2040, and the 2050 Notes will mature on May 15, 2050. We will pay interest on the 2025 Notes semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2020. We will pay interest on the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. We may redeem the Notes prior to their maturity, in whole or in part, as described in this prospectus supplement. In addition, if a change of control triggering event occurs as described under “Description of Notes - Change of Control and Ratings Decline,” we will be required to offer to purchase the relevant series of Notes from their holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the purchase date. The Notes will be issued in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes of each series are new issues of securities with no established trading market. We do not intend to list the Notes on any securities exchange.

Investing in these Notes involves risks. See “Risk Factors” on page S-4 of this prospectus supplement, as well as the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Us, Before Expenses(1)
Per 2025 Note	99.979%	0.350%	99.629%
Total	$549,884,500	$1,925,000	$547,959,500
Per 2027 Note	99.901%	0.400%	99.501%
Total	$649,356,500	$2,600,000	$646,756,500
Per 2030 Note	99.864%	0.450%	99.414%
Total	$898,776,000	$4,050,000	$894,726,000
Per 2040 Note	99.722%	0.750%	98.972%
Total	$747,915,000	$5,625,000	$742,290,000
Per 2050 Note	99.636%	0.875%	98.761%
Total	$946,542,000	$8,312,500	$938,229,500

Total	$3,792,474,000	$22,512,500	$3,769,961,500

(1)	Plus accrued interest, if any, from April 30, 2020, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”), on or about April 30, 2020, against payment in immediately available funds.

Joint Book-Running Managers

Barclays	BofA Securities	Citigroup	J.P. Morgan

HSBC	Mizuho Securities	MUFG	SMBC Nikko

Co-Managers

Banca IMI	BBVA	BNP PARIBAS	Deutsche Bank Securities

ING	Lloyds Securities	Santander	Scotiabank

The date of this prospectus supplement is April 27, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the Notes and matters relating to us. The second part is the accompanying prospectus, which provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which does not apply to this offering or to the Notes. In this prospectus supplement and the accompanying prospectus, references to “Air Products,” the “Company,” “we,” “us” and “our” refer to Air Products and Chemicals, Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

We have not, and the underwriters have not, authorized anyone to provide any information different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering prior to making a decision to invest in the Notes. See “Where You Can Find More Information” for additional information.

The Notes are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “outlook,” “plan,” “positioned,” “possible,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on management’s expectations and assumptions as of the date they are made and are not guarantees of future performance. You are cautioned not to place undue reliance on our forward-looking statements.

Forward-looking statements may relate to a number of matters, including the expected timetable and benefits related to this offering and the offering of the Eurobonds (as defined below); expectations regarding revenue, margins, expenses, earnings, tax provisions, cash flows, pension obligations, share repurchases or other statements regarding economic conditions or our business outlook; statements regarding plans, projects, strategies and objectives for our future operations, including our ability to win new projects and execute the projects in our backlog; and statements regarding our expectations with respect to pending legal claims or disputes. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation:

•

the duration and impacts of the novel coronavirus (“COVID-19”) global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers and economic conditions generally;

•	changes in global or regional economic conditions, supply and demand dynamics in the market segments we serve, or in the financial markets;

•	risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets;

•	project delays, contract terminations, customer cancellations, or postponement of projects and sales;

•	our ability to develop and operate large scale and technically complex projects, including gasification projects;

•	the future financial and operating performance of major customers and joint venture partners;

•	our ability to develop, implement, and operate new technologies, or to execute the projects in our backlog;

•	tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate;

•

the impact of environmental, tax or other legislation, as well as regulations affecting our business and related compliance requirements, including legislation or regulations related to global climate change;

•	changes in tax rates and other changes in tax law;

•	the timing, impact, and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively;

S-iii

•	risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems;

•	catastrophic events, such as natural disasters, acts of war, pandemics, public health crises or terrorism;

•	the impact of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility;

•	costs and outcomes of legal or regulatory proceedings and investigations;

•	asset impairments due to economic conditions or specific events;

•	significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated;

•	damage to facilities, pipelines or delivery systems, including those we own or operate for third parties;

•	availability and cost of raw materials; and

•	the success of productivity and operational improvement programs.

You should carefully read the factors described in Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures about Market Risk and other cautionary statements in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended September 30, 2019, our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019 and March 31, 2020, and our other filings with the SEC that are incorporated by reference into this prospectus supplement or the accompany prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. Any of these factors, as well as those not currently anticipated by management, could cause our results of operations, financial condition or liquidity to differ materially from what is expressed or implied by any forward-looking statement. Further, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the recent outbreak of COVID-19 and the impact of varying government response that affects our customers and the economies where they operate. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

S-iv

SUMMARY

This summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Where You Can Find More Information.” Because it is abbreviated, this summary does not contain all of the information that you should consider before making an investment in the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” section, the audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2019 and the unaudited consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019 and March 31, 2020 and the notes to those financial statements before making an investment decision.

Company Overview

Air Products and Chemicals, Inc., a Delaware corporation originally founded in 1940, serves customers globally with a unique portfolio of products, services, and solutions that include atmospheric gases, process and specialty gases, equipment, and services. We are the world’s largest supplier of hydrogen and have built leading positions in growth markets such as helium and liquefied natural gas process technology and equipment. We also develop, engineer, build, own and operate some of the world’s largest industrial gas projects, including gasification projects that convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals.

Our corporate offices are located at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195. Our telephone number is (610) 481-4911, and our website is www.airproducts.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

Concurrent Eurobond Offering

Prior to the completion of this offering, we intend to commence a registered offering of euro-denominated notes (the “Eurobonds”) in an underwritten offering pursuant to a separate prospectus supplement. We can provide no assurance that the offering of Eurobonds will be completed. The completion of this offering is not conditioned upon the completion of the concurrent offering of Eurobonds, and the completion of the offering of Eurobonds will not affect the expected use of the net proceeds of this offering. This prospectus supplement is not an offer to purchase or the solicitation of an offer to buy the Eurobonds and any offer to sell the Eurobonds will be made only by a separate prospectus.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering and the Notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information.”

Issuer	Air Products and Chemicals, Inc.

Securities Offered

$550,000,000 aggregate principal amount of 2025 Notes due October 15, 2025, $650,000,000 aggregate principal amount of 2027 Notes due May 15, 2027, $900,000,000 aggregate principal amount of 2030 Notes due May 15, 2030,

$750,000,000 aggregate principal amount of 2040 Notes due May 15, 2040, and $950,000,000 aggregate principal amount of 2050 Notes due May 15, 2050.

Maturity Dates

The 2025 Notes will mature on October 15, 2025, the 2027 Notes will mature on

May 15, 2027, the 2030 Notes will mature on May 15, 2030, the 2040 Notes will mature on May 15, 2040, and the 2050 Notes will mature on May 15, 2050.

Interest	The 2025 Notes will bear interest at the annual rate of 1.500%, the 2027 Notes will bear interest at the annual rate of 1.850%, the 2030 Notes will bear interest at the annual rate of 2.050%, the 2040 Notes will bear interest at the annual rate of 2.700%, and the 2050 Notes will bear interest at the annual rate of 2.800%. Interest on the 2025 Notes will accrue from the date of issuance and be payable semi-annually in arrears on April 15 and October 15 commencing on October 15, 2020, to the persons in whose name the 2025 Notes are registered at the close of business on the April 1 and October 1 immediate preceding the corresponding interest payment date. Interest on the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes will accrue from the date of issuance and be payable semi-annually in arrears on May 15 and November 15 commencing on November 15, 2020, to the persons in whose names such Notes are registered at the close of business on the May 1 and November 1 immediately preceding the corresponding interest payment date.

Ranking	The Notes will be our unsubordinated unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated unsecured indebtedness. The Notes will effectively rank junior to any of our secured debt to the extent of the value of the assets securing such debt. In addition, the Notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.

Optional Redemption	We may redeem the Notes at any time prior to maturity, in each case, in whole or in part, at the applicable redemption price described under the heading “Description of Notes—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest thereon to, but excluding, the redemption date. If we redeem all or any part of the Notes on or after the applicable Par Call Date, we will pay a redemption price equal to 100% of the principal amount of such series of Notes being redeemed plus accrued and unpaid interest thereon.

Par Call Date	September 15, 2025 for the 2025 Notes, March 15, 2027 for the 2027 Notes, February 15, 2030 for the 2030 Notes, November 15, 2039 for the 2040 Notes, and November 15, 2049 for the 2050 Notes.
Change of Control Triggering Event

If a Change of Control Triggering Event (as defined herein) occurs, each holder of Notes may require us to repurchase some or all of the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued interest. A Change of Control Triggering Event means the occurrence of both a change of control and a Ratings Decline (as defined herein). See “Description of Notes—Change of Control and Ratings Decline.”

Use of Proceeds	We expect to use the net proceeds from this offering for general corporate purposes and to repay current or future indebtedness, which may include all or a portion of our $400,000,000 aggregate principal amount of 3.000% Notes due 2021, which mature on November 3, 2021, and for general corporate purposes, including financing a planned equity investment of approximately $2.5 billion in the joint venture that will acquire the gasification, power and industrial gas assets at Jazan Economic City, Saudi Arabia, and other investments in industrial gas projects. See “Use of Proceeds.”

Risk Factors	You should consider carefully the specific factors set forth under “Risk Factors” as well as the information and data included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Additional Issues	We may from time to time, without notice to or consent from the holders of the applicable series of Notes, create and issue additional notes of each series ranking equally and ratably with the Notes of such series.

Book-Entry; Form and Denominations	The Notes will be issued only in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 above that amount, through the facilities of DTC.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Governing Law	State of New York.

RISK FACTORS

Your investment in the Notes involves risks. You should consider carefully the risks described below and those discussed under the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

The Notes are subject to prior claims of any of our secured creditors.

The Notes are our unsecured general obligations, ranking equally with other unsecured and unsubordinated debt but effectively subordinated to any secured debt that we have or may incur to the extent of the value of the collateral securing such debt.

Active trading markets for the Notes may not develop, which could limit their market prices or your ability to sell them.

The Notes constitute new issues of debt securities for which there currently are no trading markets. We do not intend to apply for listing of the Notes on any securities exchange. As a result, active trading markets for the Notes may not develop. If an active trading market does not develop or is not maintained for any series of the Notes, the market price and liquidity of such Notes may be adversely affected. If any of the Notes are traded after their initial issuance, they may trade at discounts from their initial offering prices depending on prevailing interest rates, the markets for similar securities, general economic conditions, fluctuations in exchange rates, our financial condition, performance and prospects and other factors. The underwriters have advised us that they intend to make a market in each series of Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, we cannot assure you that liquid trading markets will develop for the Notes, that you will be able to sell your Notes or that the prices you receive when you sell will be favorable. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

The indenture does not restrict the amount of additional debt that we may incur or taking other actions that could negatively impact holders of the Notes.

We may be able to incur substantially more debt in the future, and intend to commence an offering for the Eurobonds substantially concurrently with this offering. The Notes and indenture governing the Notes will not limit us or our subsidiaries from incurring debt or additional liabilities. As of March 31, 2020, we had outstanding long-term debt of approximately $3.3 billion (which amount does not give effect to the issuance of the Eurobonds). Our incurrence of additional debt may have important consequences for holders of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the trading value of the Notes, if any, and a risk that the credit ratings of the Notes are lowered or withdrawn.

Effective subordination of the Notes to indebtedness of our subsidiaries and to the claims of secured creditors may reduce amounts available for payment of the Notes.

The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. Except to the extent that we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). As of March 31, 2020, our subsidiaries had debt of approximately $400 million (excluding any intercompany debt owed to us). The Notes will not be secured by any of our assets, and as a result will be effectively subordinated to any secured debt that we may now have or may incur in the future, to the extent of the value of the assets securing such debt. As of March 31, 2020, we had no secured indebtedness.

We may not be able to repurchase the Notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to each holder of the Notes to repurchase all or any part of that holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of thereof, together with accrued and unpaid interest thereon to the date of repurchase. It is possible that we will not have sufficient funds at the time of any Change of Control Triggering Event to make the required repurchases. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes, we may need to refinance the Notes. We cannot assure you that we would be able to refinance the Notes on reasonable terms, or at all.

Credit ratings of the Notes may change and affect the market prices and marketability of the Notes or not reflect all risks of an investment in the Notes.

Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Each agency’s rating should be evaluated independently of any other agency’s rating. Agency credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market prices or marketability of the Notes and increase our corporate borrowing costs.

Redemption prior to maturity may adversely affect your return on the Notes.

Since the Notes are redeemable at our option, we may choose to redeem your Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at effective interest rates as high as the interest rates on your Notes being redeemed.

An increase in market interest rates could result in a decrease in the market value of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes and market interest rates increase, the market value of those Notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Notes will be approximately $3.76 billion after deduction of the underwriting discounts and estimated expenses related to the offering. We expect to use the net proceeds from this offering to repay current or future indebtedness, which may include all or a portion of our $400,000,000 aggregate principal amount of 3.000% Notes due 2021, which mature on November 3, 2021, and for general corporate purposes, including financing a planned equity investment of approximately $2.5 billion in the joint venture that will acquire the gasification, power and industrial gas assets at Jazan Economic City, Saudi Arabia, and other investments in industrial gas projects. Prior to such uses, we may temporarily invest the net proceeds in marketable securities and short-term investments.

DESCRIPTION OF NOTES

The following description of the particular terms of the 1.500% Notes due 2025 (the “2025 Notes”), 1.850% Notes due 2027 (the “2027 Notes”), the 2.050% Notes due 2030 (the “2030 Notes”), the 2.700% Notes due 2040 (the “2040 Notes”), and the 2.800% Notes due 2050 (the “2050 Notes,” and together with the 2025 Notes, the 2027 Notes, the 2030 Notes and the 2040 Notes, the “Notes”) offered hereby supplements the description of the general terms and provisions of the Debt Securities included in the accompanying prospectus. The following summary of the Notes is qualified in its entirety by reference in the accompanying prospectus to the description of the indenture (the “Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

General

The 2025 Notes will mature on October 15, 2025, the 2027 Notes will mature on May 15, 2027, the 2030 Notes will mature on May 15, 2030, the 2040 Notes will mature on May 15, 2040, and the 2050 Notes will mature on May 15, 2050. The Notes will constitute part of the senior debt of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of and interest on the Notes will be payable, and the transfer of Notes will be registerable, through DTC, as described below.

The 2025 Notes will bear interest at the annual rate of 1.500%, the 2027 Notes will bear interest at the annual rate of 1.850%, the 2030 Notes will bear interest at the annual rate of 2.050%, the 2040 Notes will bear interest at the annual rate of 2.700% and the 2050 Notes will bear interest at the annual rate of 2.800%. Interest on the 2025 Notes will accrue from the date of issuance and be payable semi-annually in arrears on April 15 and October 15 commencing on October 15, 2020, to the persons in whose names the 2025 Notes are registered at the close of business on the April 1 and October 1 immediately preceding the corresponding interest payment date. Interest on the 2027 Notes, the 2030 Notes, the 2040 Notes and the 2050 Notes will accrue from the date of issuance and be payable semi-annually in arrears on May 15 and November 15 commencing on November 15, 2020, to the persons in whose names such Notes are registered at the close of business on the May 1 and November 1 immediately preceding the corresponding interest payment date.

Interest payable at the maturity of the Notes will be payable to registered holders of the Notes to whom principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date falls on a day that is not a Business Day (as defined below), the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the interest payment date or the date of maturity, as the case may be.

Each series of Notes will constitute separate series of Debt Securities under the Indenture.

The Company may, without the consent of the holders of a series of Notes, issue additional Notes having the same ranking and the same interest rate, maturity and other terms (except for the issue date and public offering price and, if applicable, the initial interest payment date) as the Notes of a particular series. Any additional Notes having such similar terms, together with the relevant series of Notes, will constitute a single series of Debt Securities under the Indenture. No additional Notes having such similar terms may be issued if an Event of Default has occurred and is continuing with respect to such Notes. In the event that any additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP, ISIN, or other identifying number so that they are distinguishable from the notes offered hereby.

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Optional Redemption

At our option, we may redeem the Notes, in whole or in part, at any time or from time to time as described below.

If we redeem all or any part of any series of Notes prior to the applicable Par Call Date (as defined below), we will pay a redemption price equal to the greater of:

(i)	100% of the principal amount of the Notes being redeemed; or

(ii)

the sum of the present values of the remaining scheduled payments of principal and interest of the Notes being redeemed, that would be due if such series of Notes matured on the applicable Par Call Date (in each case, not including the amount, if any, of accrued and unpaid interest to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points with respect to the 2025 Notes, 20 basis points with respect to the 2027 Notes, 25 basis points with respect to the 2030 Notes, 25 basis points with respect to the 2040 Notes or 25 basis points with respect to the 2050 Notes;

plus, in each case, any accrued and unpaid interest to, but excluding, the redemption date. If we redeem all or any part of the Notes on or after the applicable Par Call Date, we will pay a redemption price equal to 100% of the principal amount of such series of Notes being redeemed plus accrued and unpaid interest thereon.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the Notes to be redeemed matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming that the Notes to be redeemed matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as selected by us, and their respective successors, or if each of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Par Call Date” means September 15, 2025 for the 2025 Notes, March 15, 2027 for the 2027 Notes, February 15, 2030 for the 2030 Notes, November 15, 2039 for the 2040 Notes, and November 15, 2049 for the 2050 Notes.

“Reference Treasury Dealer” means each of (i) Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute for such firm another Primary Treasury Dealer and (ii) up to two additional Primary Treasury Dealers appointed by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. (New York City time) on the third business day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date: (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the applicable Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Change of Control and Ratings Decline

Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer (a “Change of Control Offer”) to each holder of the applicable series of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 thereof) of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail (or otherwise transmit in accordance with DTC procedures) a notice to each holder stating:

(1)	that the Change of Control Offer is being made pursuant to the covenant entitled “Change of Control and Ratings Decline”;

(2)	the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4)

that, unless we default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)

that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the fifth business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is unconditionally withdrawing its election to have such Notes purchased;

(6)

that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7)	any other information material to such holder’s decision to tender Notes.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the form of Notes applicable to a Change of Control Offer made by the Company and purchases all of the applicable series of Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

Except as described above with respect to a Change of Control Triggering Event, the Indenture will not contain any provisions that permit the holders of the Notes to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Change of Control” means the occurrence of any one of the following:

(1)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares; or

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P). In the event that we shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P and any other Rating Agency appointed by the Company.

“Ratings Decline” means, with respect to each series of Notes, within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “Trigger Period”), (a) if two or more Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the rating of the Notes shall be reduced by at least two Rating Agencies and the Notes shall be rated below Investment Grade by each of such Rating Agencies or (b) if only one Rating Agency is providing a rating for the Notes at the commencement of any Trigger Period, the rating of the Notes shall be reduced by such Rating Agency and the Notes shall be rated below Investment Grade by such Rating Agency. Neither the trustee nor the paying agent shall be responsible for monitoring our Investment Grade status or determining whether a Ratings Decline has occurred.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” with respect to any person, means securities of any class of Capital Stock of such person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such person.

The Company will comply in all material respects with the requirements of Regulation 14E under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Defeasance of the Indenture and Notes

The provisions of the Indenture described in the accompanying prospectus under “Description of Securities—Senior Debt Securities—Defeasance of the Indenture and Securities” will apply to the Notes. In addition, as a condition to defeasance, we must deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Book-Entry, Delivery and Form

The Notes will be issued in the form of one or more fully registered global notes (the “Global Notes”) registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. So long as the Notes are represented by a global security or securities, the interest payable on the Notes will be paid to Cede & Co., the nominee of DTC, or its registered assigns, as the registered owner of the Notes, by wire transfer in immediately available funds on each interest payment date. If the Notes are no longer represented by a global security or securities, payment of interest on the Notes may, at our option, be made by check mailed to the address of the person entitled to payment.

DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Indirect access to DTC’s system is also available to other entities, such as Euroclear and Clearstream, banks, brokers, dealers and trust companies (collectively, the “participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

Investors may elect to hold interests in the Global Notes through DTC, Euroclear or Clearstream if they are participants of such systems, or indirectly through organizations which are participants in such systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Euroclear was created in 1968 to hold securities for its participating organizations (“Euroclear participants”) and to clear and settle transactions between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and the risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream customers”) and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry. Clearstream provides to Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Distributions of principal and interest with respect to the Global Notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear or Clearstream customer in accordance with the relevant system’s rules and procedures, to the extent received by such system’s depositary.

Links have been established among DTC, Euroclear and Clearstream to facilitate the initial issuance of the Notes and cross-market transfers of the Notes associated with secondary market trading. DTC will be linked indirectly to Euroclear and Clearstream through the DTC accounts of their respective U.S. depositaries.

The information in this Description of Notes section concerning the operations and procedures of DTC, Euroclear and Clearstream has been obtained from sources we believe to be reliable, but neither we nor the underwriters take responsibility for their accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream, as applicable, and are subject to change by them from time to time. Neither we, the underwriters nor the trustee takes any responsibility for these operations and procedures, and you should contact DTC, Euroclear, Clearstream or their respective participants to discuss these matters.

Trustee and Paying Agent

The Bank of New York Mellon, N.A. is the trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee or an affiliate of the trustee in the ordinary course of business.

The trustee will be the initial paying agent for the Notes. We may change the paying agent at any time.

Governing Law

The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a holder of the Notes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, temporary and proposed Treasury Regulations thereunder, rulings, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation may alter the U.S. federal income tax consequences described herein. No ruling from the Internal Revenue Service (“IRS”) will be requested in connection with this offering. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position.

This discussion addresses only holders that hold the Notes as capital assets (within the meaning of Section 1221 of the Code). It does not address any tax consequences applicable to holders that are subject to special rules, including, but not limited to, persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote, “controlled foreign corporations” that are “related” to us within the meaning of Section 864(d)(4) of the Code, holders that are dealers in securities or foreign currency, financial institutions or insurance companies, mutual funds, holders that hold the Notes through individual retirement or other tax-deferred accounts, tax-exempt organizations, partnerships (or arrangements treated as partnerships for U.S. federal income tax purposes), real estate investment trusts, S corporations and other pass-through entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, and holders that hold the Notes as part of an integrated investment (including a straddle, constructive sale or conversion transaction) comprised of the Notes and one or more other positions and persons who are a former citizen or resident of the United States. This discussion does not address the alternative minimum tax provisions and, except where specifically indicated, this discussion does not discuss the effect of any other federal tax laws (e.g., estate and gift tax), or any state, local or non-U.S. tax laws.

In addition, this discussion applies to you only if you purchase your Notes for cash in the original issue and at the Notes’ “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of Notes is sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).

If a partnership or other pass-through entity for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner of such partnership or member of such other pass-through entity will generally depend upon the status of the partner or member and the activities of the partnership or other pass-through entity. Partnerships and other pass-through entities holding the Notes, and any person who is a partner or member of such entities, should consult their own tax advisors regarding the tax consequences of acquiring the Notes.

Because a Change of Control Triggering Event could require us to pay amounts in excess of the stated principal amount of the Notes, this contingency could cause the Notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes unless the contingency is “remote” or “incidental”. We intend to take the position that the contingency is remote or incidental for U.S. federal income tax purposes. Our determination that the Notes should not be treated as contingent payment debt instruments will be binding on you unless you disclose a contrary position to the IRS in a manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. If the IRS successfully asserts that the Notes should be treated as contingent payment debt instruments, you may be required to currently accrue income on the Notes at a rate in excess of stated interest, and would be required to treat as ordinary income (rather than as capital gain) any gain realized on the sale or other taxable disposition of the Notes. This discussion assumes that the Notes will not be treated as contingent payment debt instruments.

EACH HOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, AS WELL AS ANY TAX REPORTING REQUIREMENTS WITH RESPECT THERETO.

U.S. Holders

This section applies to you only if you are a U.S. Holder. For purposes of this discussion, you are a “U.S. Holder” if you are a beneficial owner of the Notes and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or, (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (within the meaning of the Code).

Interest Payments

It is expected, and this discussion assumes, that the Notes will be issued without original issue discount. You will include in gross income the U.S. dollar value of stated interest as ordinary interest income at the time it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

In general, you will have a tax basis in your Notes equal to the purchase price of such Notes. On the sale, exchange (other than in a tax-free transaction), redemption, retirement or other taxable disposition of Notes, you will recognize taxable gain or loss equal to the difference between the amount realized upon such disposition (less any portion allocable to accrued and unpaid interest, which will be taxable as described above under the heading “—Interest Payments”) and your tax basis in the Notes. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period in the Notes exceeds one year. For individuals and certain estates and trusts, long-term capital gains are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Medicare Tax

Non-corporate U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of the Notes. A United States person that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of any investment in the Notes.

Information Reporting and Backup Withholding

In general, information reporting, on IRS Form 1099, will apply to any payments made on the Notes and the proceeds of any sale or other disposition of the Notes unless such holder is an exempt recipient such as a corporation. Backup withholding (currently at a 24% rate) may apply to such payments if a holder of Notes fails to provide a taxpayer identification number (generally on an IRS Form W-9) or certification of other exempt status or fails to report in full interest income.

Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the U.S. Holder’s income tax liability by timely filing a refund claim with the IRS.

Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. For purposes of this discussion, you are a “Non-U.S. Holder” if you are a beneficial owner of the Notes and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	a foreign estate or trust,

but does not include you if you are an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes and you are not otherwise a resident of the United States for U.S. federal income tax purposes. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of the Notes.

Interest Payments

Subject to the discussions below concerning FATCA withholding, effectively connected income and information reporting and backup withholding, payments of interest on the Notes by us or any paying agent to you will be exempt from U.S. federal withholding tax, if you:

•	do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	are not a “controlled foreign corporation” related directly or indirectly to us through stock ownership; and

•

certify to the U.S. payor on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate substitute form), under penalties of perjury, that you are not a United Statesperson for U.S. federal income tax purposes. If you hold the Notes through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent who will then be required to provide certification to the U.S. payor, either directly or through other intermediaries. Special rules apply to estates and trusts and, in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you do not qualify for this exemption from U.S. federal withholding tax you may also be entitled to an exemption from, or reduction of, U.S. withholding tax if you are entitled to the benefits of an income tax treaty under which interest is exempt from, or eligible for a reduced rate of, U.S. federal withholding tax, and you (or your agent) provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate substitute form), claiming eligibility for the benefits of the income tax treaty with respect to interest payments.

Otherwise, payments of interest are generally subject to U.S. federal withholding tax at a rate of 30%. No U.S. federal withholding tax applies, however, if interest on your Note is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base maintained in the United States), provided that you (or your agent) have provided a properly executed IRS Form W-8ECI. With respect to “effectively connected” interest, you generally will be taxed on a net income basis in the same manner as if you were a U.S. Holder (See “—U.S. Holders” above). If you are a corporate Non-U.S. Holder, you may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate under an applicable income tax treaty) with respect to your “effectively connected” interest.

Sale or Other Taxable Disposition of the Notes

Subject to the discussions below concerning FATCA withholding and information reporting and backup withholding, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “—Interest Payments”), you generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

If you are engaged in a trade or business in the United States and you recognize gain on a sale or other disposition of the Notes that is effectively connected with that trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States), you generally will be taxed on a net income basis with respect to such gain as if you were a U.S. Holder (See “—U.S. Holders” above). If you are a corporate Non-U.S. Holder, you may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate under an applicable income tax treaty) on your “effectively connected” gains. You should consult your tax advisor with respect to the tax consequences of the ownership and disposition of the Notes.

U.S. Federal Estate Tax

If you are an individual and, for estate tax purposes, are not a citizen or resident of the United States at the time of your death, your Notes will not be includable in your gross estate for U.S. estate tax purposes, provided that at the time of your death (i) you do not actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote and (ii) payments with respect to such Notes would not have been effectively connected with your conduct of a trade or business in the United States. In addition, the U.S. estate tax may not apply with respect to such Notes under the terms of an applicable estate tax treaty.

FATCA Withholding

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on “withholdable payments” made to a foreign entity unless the foreign entity is:

•

a “foreign financial institution” that furnishes proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules;

•

a “non-financial foreign entity” (as defined under FATCA) that provides sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any); or

•	an exemption otherwise applies.

Withholdable payments include interest paid with respect to the Notes and the gross proceeds of the sale or other taxable disposition of the Notes. However, proposed Treasury Regulations have been issued that, if finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the Notes. According to the preamble to the proposed regulations, taxpayers may rely upon this repeal until the issuance of final regulations.

Prospective investors should consult with their own tax advisors regarding the possible implications of FATCA with respect to an investment in the Notes. In addition, prospective investors whose Notes will be held through a bank or broker should consult their bank or broker about the likelihood that payments to the bank or broker (for credit to such investors) will become subject to withholding in the payment chain. Investors in the Notes could be affected by FATCA withholding if a financial institution or other intermediary in the payment chain, such as a bank or broker, through which they hold the Notes is subject to withholding because it fails to comply with the reporting requirements.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with interest payments on the Notes to Non-U.S. Holders. Unless you provide documentation to establish that you are not a United States person or otherwise establish an exemption, and the payor or broker does not have actual knowledge or reason to know that you are a United States person, information returns will generally be filed with the IRS reporting your proceeds from a sale or other disposition (including a retirement or redemption) of the Notes within the United States or effected by or through the U.S. office of any broker and backup withholding (currently at a rate of 24%) will generally be imposed on interest payments on the Notes or on the proceeds from a sale or other taxable disposition of the Notes within the United States or effected by or through the U.S. office of any broker. Payment of the proceeds from the sale of the Notes effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding with certain exceptions. Copies of the information returns may also be made available to the tax authorities in the country in which the respective Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. By timely providing certain required information to the IRS, the amount withheld under the backup withholding rules generally will be allowable as a credit against your U.S. federal income tax liability.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES AS APPLICABLE TO YOU.

UNDERWRITING

Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal amount of 2025 Notes	Principal amount of 2027 Notes	Principal amount of 2030 Notes	Principal amount of 2040 Notes	Principal amount of 2050 Notes
Barclays Capital Inc.	$71,500,000	84,500,000	117,000,000	97,500,000	123,500,000
BofA Securities, Inc.	71,500,000	84,500,000	117,000,000	97,500,000	123,500,000
Citigroup Global Markets Inc.	71,500,000	84,500,000	117,000,000	97,500,000	123,500,000
J.P. Morgan Securities LLC	71,500,000	84,500,000	117,000,000	97,500,000	123,500,000
HSBC Securities (USA) Inc.	33,000,000	39,000,000	54,000,000	45,000,000	57,000,000
Mizuho Securities USA LLC	33,000,000	39,000,000	54,000,000	45,000,000	57,000,000
MUFG Securities Americas Inc.	33,000,000	39,000,000	54,000,000	45,000,000	57,000,000
SMBC Nikko Securities America, Inc.	33,000,000	39,000,000	54,000,000	45,000,000	57,000,000
Banca IMI S.p.A.	16,500,000	19,500,000	27,000,000	22,500,000	28,500,000
BBVA Securities Inc.	16,500,000	19,500,000	27,000,000	22,500,000	28,500,000
BNP Paribas Securities Corp.	16,500,000	19,500,000	27,000,000	22,500,000	28,500,000
Deutsche Bank Securities Inc.	16,500,000	19,500,000	27,000,000	22,500,000	28,500,000
ING Financial Markets LLC	16,500,000	19,500,000	27,000,000	22,500,000	28,500,000
Lloyds Securities Inc.	16,500,000	19,500,000	27,000,000	22,500,000	28,500,000
Santander Investment Securities Inc.	16,500,000	19,500,000	27,000,000	22,500,000	28,500,000
Scotia Capital (USA) Inc.	16,500,000	19,500,000	27,000,000	22,500,000	28,500,000

Total	$550,000,000	650,000,000	900,000,000	750,000,000	950,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.200% of the principal amount in the case of the 2025 Notes, 0.250% of the principal amount in the case of the 2027 Notes, 0.250% of the principal amount in the case of the

2030 Notes, 0.450% of the principal amount in the case of the 2040 Notes, and 0.525% of the principal amount in the case of the 2050 Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to 0.125% of the principal amount in the case of the 2025 Notes, 0.150% of the principal amount in the case of the 2027 Notes, 0.200% of the principal amount in the case of the 2030 Notes, 0.300% of the principal amount in the case of the 2040 Notes, and 0.350% of the principal amount in the case of the 2050 Notes, on sales to other dealers. After the initial offering, the public offering price, concession or other selling terms of the offering may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at approximately $6.0 million and are payable by us.

New Issues of Notes

The Notes are a new issue of securities with no established trading markets. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make markets in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the Notes or that active public markets for the Notes will develop. If active public trading markets for the any of Notes do not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the markets for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the Notes will be made to investors on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+ 3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+ 3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, during the period commencing on the date of this prospectus supplement and ending on the date that the Notes are delivered by the underwriters to purchasers, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the Notes sold to the underwriters pursuant to the underwriting agreement and the sale of Eurobonds as described under “Summary—Concurrent Eurobond Offering.”

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflict of Interest

As described in “Use of Proceeds,” the net proceeds of this offering may be used to repay a portion of our outstanding indebtedness. Certain of the underwriters and their affiliates may therefore receive 5% or more of the net proceeds of this offering due to the repayment of such indebtedness. Therefore, such underwriters are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the Notes offered are investment grade rated, as that term is defined in the rule. Banca IMI S.p.A. is not a U.S. registered broker-dealer and it will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the

“PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

Notice to Prospective Investors in Hong Kong The Notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the Notes has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea (“Korea”) or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (c) where no consideration is or will be given for the transfer, (d) where the transfer is by operation of law, (e) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor, then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Covington & Burling LLP, Washington, D.C. Davis Polk & Wardwell LLP, New York, New York, will pass on certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule for the fiscal year ended September 30, 2019 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and the effectiveness of our internal control over financial reporting as of September 30, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related consolidated financial statement schedule as of September 30, 2018 and for the fiscal years ended September 30, 2018 and September 30, 2017, have been incorporated by reference in this prospectus supplement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. The following documents that we have previously filed with the SEC (File No. 001-04534) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 26, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019 and March 31, 2020, filed with the SEC on January 24, 2020 and April 23, 2020, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on December 2, 2019, January 23, 2020 and March 9, 2020.

In addition, all reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

We encourage you to read the SEC filings incorporated by reference into this prospectus supplement before investing in any of our securities. Our SEC filings are available to the public over the internet on the SEC’s website at www.sec.gov. We also make available free of charge our SEC filings through our website, www.airproducts.com, as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus supplement and a copy of the registration statement of which this prospectus is a part. We will not provide exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus supplement or accompanying prospectus. You can request copies of such documents if you call or write us at the following address or telephone number:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195-1501

Telephone: (610) 481-4911

Prospectus

AIR PRODUCTS AND CHEMICALS, INC.

SENIOR DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

Investing in these securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 4.

We may offer, issue and sell these securities, together or separately, from time to time, in one or more offerings. This prospectus describes some of the general terms that may apply to the offered securities. The specific prices and terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “APD.” If we decide to seek a listing of any other securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed or where we have made an application for listing, as the case may be.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 22, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information in this prospectus or any prospectus supplement or free writing prospectus, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, unless the context indicates otherwise, the “Company,” “we,” “us” and “our” refer to Air Products and Chemicals, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the SEC’s Public Reference Room. You may also access our SEC filings at the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference the documents listed below and their amendments (except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed or terminated:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the SEC on November 16, 2017;

•	Our Current Reports on Form 8-K dated November 14, 2017;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 from our definitive proxy statement on Schedule 14A, filed with the SEC on December 14, 2016; and

•

The description of our common stock in Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed with the SEC on November 24, 2014, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing to or telephoning us at:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195-1501

Telephone: (610) 481-4911

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains or incorporates by reference “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of the statement. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained or incorporated by reference in this prospectus or any accompany prospectus supplement to reflect any change in our assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based, except as required by law.

THE COMPANY

Air Products and Chemicals, Inc., a Delaware corporation originally founded in 1940, serves energy, electronics, chemicals, metals, and manufacturing customers globally with a unique portfolio of products, services, and solutions that include atmospheric gases, process and specialty gases, equipment, and services. We are the world’s largest supplier of hydrogen and have built leading positions in growth markets such as helium and natural gas liquefaction.

Our principal executive office is located at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501 and our telephone number is (610) 481-4911. We maintain a website at www.airproducts.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

RATIOS OF EARNINGS TO FIXED CHARGES

	Year Ended September 30,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	9.7	10.1	7.7	5.8	6.9

The ratio of earnings to fixed charges is determined by dividing earnings, as adjusted, which includes income from continuing operations before taxes, fixed charges (excluding capitalized interest), capitalized interest amortized during the period, undistributed earnings of less-than-fifty percent-owned affiliates and noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges, by fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor (deemed to be 21% of operating lease rentals).

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include repayment or refinancing of debt, including repayment of commercial paper, investments in or extensions of credit to our subsidiaries, redemption of common stock or preferred stock and the financing of possible acquisitions or business expansion. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

The debt securities will be our senior debt securities. The debt securities will be issued under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The following is a summary of the most important provisions of the Indenture. A copy of the form of the Indenture is an exhibit to the registration statement of which this prospectus is a part. Section references below are to the section in the Indenture. The referenced sections of the Indenture are incorporated by reference.

General

The Indenture does not limit the amount of debt securities that we may issue. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt, unless otherwise set forth in the specific terms of a series of debt securities issued under the Indenture.

The debt securities may be issued in one or more separate series. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount issued;

•	the maturity date or dates, or the method of determining the maturity dates;

•	the interest rate or rates, the method of determining those rates, and the form of interest payments, including cash or payment-in-kind;

•	the interest payment dates and the regular record dates and the right, if any, to extend or defer interest payments;

•	the places where payments may be made and where securities may be presented for transfer;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any deletions of, or changes or additions to, the events of default, covenants, satisfaction and discharge or amendment provisions;

•	the form of the debt securities, including denomination and any required legends, and any transfer restrictions thereon;

•

if other than U.S. dollars, the currency or currencies in which payments on the debt securities will be payable and any applicable exchange rates or method of calculating such exchange rates and whether we or a holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

•

whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any conversion or exchange provisions;

•	any guarantees or subordination provisions;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	any special United States Federal income tax or other considerations with respect to the debt securities;

•	the trustee, paying agent and other agents for the securities and rights and obligations thereof; and

•	any other specific terms of the debt securities.

(Section 2.3)

Unless otherwise specified in the prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $2,000 or an integral multiple of $1,000. (Section 2.7)

We may issue some of the debt securities as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount.

Certain Covenants of the Company

Limitation on Liens — Subject to the exceptions set forth below under “Exempted Indebtedness,” we covenant that we will not create or assume, nor will we permit any Restricted Subsidiary (as hereinafter defined) to create or assume, any

•	mortgage

•	security interest,

•	pledge, or

•	lien

(together, we refer to these transactions as “liens”) of or upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, in each case securing any new Debt (as hereinafter defined) incurred or guaranteed by us or any Restricted Subsidiary, without equally and ratably securing the outstanding debt securities for so long as such other Debt is secured. This restriction will not apply to certain permitted liens, including the following:

(i)

liens on any Principal Property (including any underlying real estate) acquired, repaired, constructed or improved by us or any Restricted Subsidiary which are created or assumed prior to, contemporaneously with, or within 180 days after (or in the case of any such Principal Property which is being financed on the basis of long-term contracts or similar financing arrangements for which a firm commitment is made by one or more banks, insurance companies or other lenders or investors (not including us or any Restricted Subsidiary), then within 360 days after), the completion of such acquisition, repair, construction or improvement of such Principal Property to secure or provide for the payment of any part of the purchase price and other acquisition costs of such property or the cost of such repair, construction or improvement, or liens on any Principal Property at the time of acquisition thereof (including by means of a merger or consolidation);

(ii)

liens on property or shares of capital stock or indebtedness of a person existing at the time such person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

(iii)	liens existing on the date of this Indenture or liens on property or shares of capital stock or indebtedness of a person existing at the time such person becomes a Restricted Subsidiary;

(iv)

liens in favor of us or any Restricted Subsidiary or liens to secure Debt of a Restricted Subsidiary to us or to another Restricted Subsidiary, but only so long as such indebtedness is held by us or a Restricted Subsidiary;

(v)

liens in favor of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, or any department, agency or political subdivision of the United States of America or any State or territory thereof (including the District of Columbia) or any foreign jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, statute or regulation, including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price and other acquisition costs or the cost of constructing or improving the property subject to such liens;

(vi)

liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

(vii)

liens for the sole purpose of extending, renewing or replacing (including successive extensions, renewals or replacements), in whole or in part any lien referred to in the foregoing clauses (i) to (vi), or in this clause (vii), including any lien created prior to and existing on the date of the Indenture, provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (plus an amount in respect of fees, costs and expenses, including premiums and accrued and unpaid interest in relation to any refinancing, refunding, extension, renewal or replacement of such Debt), and that such extension, renewal or replacement shall be limited to all or a part of the property subject to the lien so extended, renewed or replaced (plus improvements on such property);

(viii)	certain statutory liens, liens for taxes and certain other liens; and

(ix)	liens in respect of a sale and lease-back transaction permitted pursuant to “Limitations on Sale and Lease-Back Transactions” set forth below.

Any lien created for the benefit of the holders of the debt securities of any series pursuant to this covenant will be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable lien described in the first paragraph of this covenant without any further action on the part of the holders or us or any Restricted Subsidiaries. (Section 3.6)

Limitations on Sale and Lease-Back Transactions — Subject to the exceptions set forth below under “Exempted Indebtedness,” sale and lease-back transactions by us or any Restricted Subsidiary of any Principal Property which has been owned and operated by us or a Restricted Subsidiary for more than 120 days are prohibited unless

(i)

we or such Restricted Subsidiary would be entitled to incur Debt secured by a lien on the property involved in a principal amount at least equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction without equally and ratably securing the debt securities;

(ii)

an amount equal to the Attributable Debt (as hereinafter defined) of any such sale and lease-back transaction is applied to the acquisition of additional Principal Property of equal or greater fair market value (as determined in good faith by us or such Restricted Subsidiary) or the retirement of indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the amount of such payment), including the debt securities, incurred or assumed by us or any Restricted Subsidiary (other than indebtedness for borrowed money (excluding indebtedness under a revolving loan facility, unless the commitment is reduced by the receipt of such payment), owed to us or any Restricted Subsidiary) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such indebtedness; provided, however, that the amount to be applied to the retirement of indebtedness pursuant to this clause (ii) shall be reduced by (A) the aggregate principal amount of any debt securities delivered to the Trustee for retirement within 180 days of the effective date of such sale and lease-back transaction and (B) the aggregate principal amount of such indebtedness (other than the debt securities) retired by us or a Restricted Subsidiary within 180 days of the effective date of such sale and lease-back transaction;

(iii)

the lease involved is for a term (including renewals) of not more than three years (or which may be terminated by us or the applicable Restricted Subsidiary within a period of not more than three years);

(iv)	the lease involved is between us and a Restricted Subsidiary or between Restricted Subsidiary; or

(v)	such sale and lease-back transaction was entered into prior to the date of this Indenture.

(Section 3.7)

Exempted Indebtedness — Either we or a Restricted Subsidiary may create or assume liens and enter into sale and lease-back transactions, notwithstanding the limitations outlined above, provided that at the time thereof and after giving effect thereto the aggregate amount of Debt secured by all such liens (other than such liens described in clauses (i) to (ix) in “Limitation on Liens” described above) and Attributable Debt of all such sale and lease-back transactions outstanding or to be entered into (other than any sale and lease-back transactions permitted by “Limitations on Sale and Lease-Back Transactions described above) shall not exceed 15% of Consolidated Net Tangible Assets (as hereinafter defined). (Section 3.8)

Certain Definitions

The term “Restricted Subsidiary” means any Subsidiary

(a)	substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and

(b)	which owns or leases a Principal Property.

The term “Principal Property” means any manufacturing plant, research facility or warehouse owned by us or any of our subsidiaries which is located within the United States and has a net book value exceeding the greater of $50,000,000 and 3% of the total assets of our company and our consolidated subsidiaries, as shown on our most recent audited consolidated balance sheet, excluding any property which the board of directors by resolution declares is not of material importance to our total business as consolidated with the business of our subsidiaries.

The term “Attributable Debt” in respect of a sale and lease-back transaction means, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof, excluding renewals, discounted at the rate of interest implicit in the terms of such lease (as determined in good faith by us). If and to the extent the amount of any lease payment during any future period is not definitely determinable under the lease in question, the amount of such lease-payment will be estimated in such reasonable manner as we may in good faith determine. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges and any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount may, if we so elect, also include the amount of such penalty, in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

The term “Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets appearing on our most recently available consolidated balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles in effect in the United States (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with generally accepted accounting principles in effect in the United States, are set aside in connection with the business conducted), less Consolidated Current Liabilities and goodwill, trademarks, patents, unamortized debt discount and all other like segregated intangible assets properly classified as intangible assets under generally accepted accounting principles in effect in the United States, all as determined in accordance with generally accepted accounting principles in effect in the United States; provided, that Consolidated Net Tangible Assets shall be calculated after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Tangible Assets (including the application of the proceeds therefrom, as applicable).

The term “Consolidated Current Liabilities” means, as of any date of determination, the aggregate of the current liabilities of us and our consolidated Subsidiaries appearing on our most recently available consolidated balance sheet preceding the date of determination, prepared in accordance with generally accepted accounting principles in effect in the United States, excluding the amount of those liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined.

The term “Debt” means indebtedness, other than indebtedness among us and our Restricted Subsidiaries, for money borrowed by us or a Restricted Subsidiary which in accordance with generally accepted accounting principles in effect in the United States would be reflected on the balance sheet of us or such Restricted Subsidiary, as applicable, as a liability as of the date on which the Debt is to be determined; provided that if any amount of indebtedness among us and our Restricted Subsidiaries for money borrowed is transferred to any person other than us or a Restricted Subsidiary, then such indebtedness shall be deemed to be Debt issued on the date of transfer.

(Section 1.1)

Other than the restrictions on liens and sale and lease-back transactions described above, neither the Indenture nor the debt securities afford you protection in the event of a highly leveraged transaction involving us or any of our subsidiaries, including any takeover, recapitalization or other restructuring that may result in a sudden and significant decline in credit rating.

Events of Default, Waiver and Notice

As to any series of securities, an “event of default” is defined in the Indenture as being any of the following events:

(i)	default for 30 days in the payment of any interest on the securities of such series;

(ii)	default in the payment of principal or premium due on the securities of any series (other than pursuant to a sinking fund);

(iii)	default for 30 days in the payment of any sinking fund installment on the securities of such series, when due;

(iv)	our default for 90 days in the performance of any other of the covenants or agreements in the Indenture (other than those set forth exclusively in the terms of any other series of securities);

(v)	certain events of bankruptcy, insolvency and reorganization of our company; or

(vi)	any other events as may be established in any applicable supplement.

(Section 5.1)

No event of default with respect to any particular series of securities necessarily constitutes an event of default with respect to any other series of securities.

The trustee must give notice of a default of which it has received written notice to the holders of the series of debt securities on which the default exists within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if the trustee considers it in the interest of the holders of securities of such series to do so. The trustee may not withhold notice in the event of a payment default with regard to principal, interest or a sinking fund. (Section 5.11)

If an event of default has occurred and is continuing:

•

and the event of default is as described in clause (i), (ii), (iii), (iv) or (vi) above, either the trustee or the holders of 25% in principal amount of the securities of such series then outstanding may declare the principal (or, in the case of discounted securities, the amount specified in the terms thereof) of all such securities to be due and payable immediately.

•

and the event of default is as described in clause (v) above, the principal (or, in the case of discounted securities, the amount specified in the terms thereof) of all securities then outstanding shall automatically, and without any acceleration or any other action on the part of the trustee or any holder, become due and payable immediately.

However, upon certain conditions, past defaults of the type described in clause (i), (ii), (iii) or (vi) above may be waived by the holders of a majority in principal amount of the affected securities then outstanding (or in the case of past defaults on the type described in clause (iv) or (v) above, by the holders of a majority in principal amount of all securities then outstanding), except for defaults in

•	the payment of principal of, or any premium or interest on, such securities or

•	with respect to any covenant or provision which may not be amended without the approval of each holder affected.

(Sections 5.1 and 5.10)

The holders of a majority in principal amount of the securities of each series affected, voting as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the holders of securities shall have offered to the trustee reasonable indemnity against costs, expenses and liabilities. (Sections 5.9 and 6.2(d)) We must certify to the trustee on a yearly basis as to the absence of certain defaults. (Section 3.5)

Modification of the Indenture

Together with the trustee, and subject to the consent of the holders of at least a majority of the outstanding principal amount of the outstanding debt securities of all affected series (voting separately), we may modify the Indenture or any supplement to the Indenture. Without the consent of each affected holder, we may not:

(i)	extend the final maturity of any security;

(ii)	reduce the principal amount or rate of interest of any security;

(iii)	extend the time of payment of interest of any security;

(iv)	reduce the amount payable upon the redemption of any security;

(v)	reduce the amount of the principal of a discounted security payable upon acceleration of the maturity of the security or in the event of bankruptcy;

(vi)	impair the right to institute suit to enforce payment or repayment; or

(vii)	change the provisions in the indenture that relate to its modification or amendment.

(Section 8.2)

Notwithstanding the above, we may modify the Indenture or any supplement to the indenture without the consent of any holder to, among others:

(i)	provide for uncertificated debt securities in addition to certificated debt securities;

(ii)	evidence the succession of another entity to us, or successive successions, in compliance with the terms of the Indenture;

(iii)

cure any ambiguity or inconsistency or to correct or supplement any provision which may be defective or inconsistent with any other provision and to conform the terms to the description of such terms in the applicable offering memorandum, prospectus supplement or other offering document for such debt securities at the time of initial sale thereof;

(iv)	establish the form or terms of debt securities as permitted by the Indenture and to authorize the issuance of additional debt securities of a series previously authorized;

(v)	evidence and provide for the acceptance of appointment of a successor trustee;

(vi)	add to or change or eliminate any provision as shall be necessary or desirable to in accordance with any amendment to the Trust Indenture Act of 1939;

(vii)	add guarantors or co-obligors with respect to any series of debt securities and to release guarantors from their guarantees of debt securities in accordance with their terms; or

(viii)	make any change in any series of debt securities that do not adversely affect in any material respect the rights of the holders of such debt securities.

Concerning the Trustee

Affiliates of The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture, also performs certain cash management services for, and has provided in the past, and may provide in the future, certain credit facilities to, us in the normal course of business.

Defeasance of the Indenture and Securities

We may, at any time, satisfy our obligations with respect to any payments of principal, premium or interest of any security or securities of any series by depositing in trust with the trustee:

(a)	money (in the currency in which the securities are payable),

(b)	in the case of securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of U.S. Government Obligations and money, or

(c)	in the case of securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture) or a combination of Foreign Government Securities and money.

If the deposit is sufficient to make all payments of interest, principal and premium when due, our obligations with respect to such securities will be discharged and terminated (except as to certain of our obligations to the trustee), and you will be able to look only to the trust fund for any payment of principal, premium and interest on securities of such series until maturity or redemption. (Article Ten)

Under United States Federal income tax law, any deposit as described just above is viewed as a taxable exchange of the securities deposited in the trust for interests in, or for an instrument representing indebtedness of, the trust. Accordingly, at such time as we may elect to deposit securities in a trust as described above, you would be required to recognize taxable gain or loss as if the securities had been sold for an amount equal to the sum of the amount of money and the fair market value of the securities held in the trust (or, alternatively, the value of the instrument). You then may be required to include in taxable income your share of the income, gain and loss of the trust.

Alternatively, the trust might be considered a separate taxable entity, in which case you might also be taxable on original issue discount as well as interest on the instrument. You should consult your own advisors with respect to the more detailed tax consequences of such deposit and discharge, including possible liabilities with regard to tax laws other than United States Federal income tax law.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the accompanying prospectus supplement.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of that global security to the accounts of participants in the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security. Except as provided in the Indenture, owners of beneficial interests in securities represented by a global security will not

(a)	be entitled to have such securities registered in their names,

(b)	receive or be entitled to receive physical delivery of certificates representing such securities in definitive form,

(c)	be considered the owners or holders thereof under the Indenture or

(d)	have any rights under the Indenture.

We may, in our sole discretion, at any time determine that any series of securities issued or issuable in the form of a global security shall no longer be represented by such global security and such global security shall be exchanged for securities in definitive form pursuant to the Indenture. (Section 2.14)

DESCRIPTION OF PREFERRED STOCK

Preferred Stock

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be, contained in our Restated Certificate of Incorporation, as amended, and the certificate of amendment relating to each series of the preferred stock, which will be filed with the SEC at or prior to the time of issuance of the series of the preferred stock.

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 2017, no shares of preferred stock were outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to issue one or more series of preferred stock.

The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:

•	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the number of shares in any series;

•	whether dividends on that series of preferred stock will be cumulative;

•	the dividend rate (or method for determining the rate);

•	any liquidation preference per share of that series of preferred stock;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	any voting rights of that series of preferred stock; and

•	the terms of any other preferences or rights applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and non-assessable.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Generally, dividends on outstanding shares of preferred stock shall be declared and paid, or set apart for payment, before any dividends shall be declared or paid, or set apart for payment, on the outstanding shares of common stock with respect to the same dividend period.

Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock. If the amounts payable with respect to preferred stock are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

Voting

Generally, the holders of preferred stock will not be entitled to vote except as set forth in the prospectus supplement, the Restated Certificate of Incorporation, as amended, or certificate of amendment or as otherwise required by law.

No Other Rights

The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth in the prospectus supplement, the Restated Certificate of Incorporation, as amended, or certificate of amendment or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent for each series of preferred stock will be designated in the prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.

Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Restated Certificate of Incorporation, as amended, and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution.

The method may include selling the property and distributing the net proceeds to the holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice in accordance with the procedures described in any accompany prospectus supplement.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed or

•	there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF COMMON STOCK

Common Stock

As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock, $1.00 par value per share. As of September 30, 2017, 218,346,074 shares of common stock were outstanding.

Dividends

Holders of common stock are entitled to receive dividends, in cash, securities, or property, as may from time to time be declared by our board of directors, subject to the rights of the holders of the preferred stock.

Voting

Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

Statutory Provisions

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder. An interested stockholder is generally defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•

the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were stockholders before we became subject to Section 203.

Certificate of Incorporation and By-Law Provisions

Vacancies, and newly-created directorships resulting from any increase in the size of our board, may be filled by a majority vote of all remaining directors, even if the directors then on the board do not constitute a quorum or only one director is left in office.

These provisions, together with the provisions of Section 203 of the DGCL (as discussed above), could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirers from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

In addition, our By-laws contain a forum selection provision for the adjudication of certain disputes. Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL; or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum selection provision of our By-laws.

Miscellaneous

Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights.

DESCRIPTION OF WARRANTS

Warrants

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	any offering price for the warrants;

•	the aggregate number of the warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities together with which the warrants are issued and the number of warrants issued with each security;

•	any date from and after which the warrants and any securities issued with them will be separately transferable;

•	the principal amount of or number of shares of stock that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	any minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price and the exercise price are payable;

•	if applicable, a discussion of material United States Federal, or other income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form; and

•	the name of the warrant agent and any information with respect to book-entry procedures.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of four ways from time to time:

(i)	directly to purchasers;

(ii)	through underwriters;

(iii)	through agents; or

(iv)	through dealers.

We may solicit offers to purchase securities directly or by the means of designated agents from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The Company’s consolidated financial statements and schedule as of 30 September 2017 and 2016, and for each of the years in the three-year period ended 30 September 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of 30 September 2017 have been incorporated by reference herein in reliance of the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$3,800,000,000

Air Products and Chemicals, Inc.

$550,000,000 1.500% Notes due 2025

$650,000,000 1.850% Notes due 2027

$900,000,000 2.050% Notes due 2030

$750,000,000 2.700% Notes due 2040

$950,000,000 2.800% Notes due 2050

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

BofA Securities

Citigroup

J.P. Morgan

HSBC

Mizuho Securities

MUFG

SMBC Nikko

Co-Managers

Banca IMI

BBVA

BNP PARIBAS

Deutsche Bank Securities

ING

Lloyds Securities

Santander

Scotiabank

April 27, 2020